As filed with the Securities and Exchange Commission on May 6, 2008

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

Evotec

Aktiengesellschaft

(Exact Name of Registrant as Specified in Its Charter)

GERMANY	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Evotec AG

Schnackenburgallee 114

22525 Hamburg

Germany

(49-40) 56-0810

(Address, Including Zip Code, of Principal Executive Offices)

Renovis, Inc. Amended and Restated 2003 Equity Incentive Plan, Amended and Restated 2003 Stock Plan, Amended and Restated 2005 Employment Commencement Incentive Plan, and 2007 Employment Commencement Incentive Plan

(Full Title of the Plan)

Corporation Service Company

1133 Avenue of the Americas

Suite 3100

New York, NY 10036

(866) 403-5272

(Name, Address and Telephone Number, Including

Area Code, of Agent For Service)

With a copy to:

Stanford N. Goldman, Jr., Esq

Daniel H. Follansbee, Esq.

Eric J. Loumeau, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

(617) 542-6000

(Name, Address and Telephone Number, Including

Area Code, of Agent For Service)

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, no par value	1,523,809	$2.23(3)	$3,398,094	$133.55
	1,501,496	$3.12(4)	$4,684,668	$184.11
	3,025,305 shares		$8,082,762	$317.66

(1)	Consists of Ordinary Shares to be issued pursuant to the Renovis, Inc. Amended and Restated 2003 Equity Incentive Plan, Amended and Restated 2003 Stock Plan, Amended and Restated 2005 Employment Commencement Incentive Plan, and 2007 Employment Commencement Incentive Plan, including Ordinary Shares that may in the future be delivered in the form of American Depository Shares (“ADSs”) representing the right to receive Ordinary Shares, or multiples thereof. Such ADSs were registered pursuant to a separate Registration Statement on Form F-6 that was filed with the Securities and Exchange Commission on January 11, 2008. All such Ordinary Shares are issuable upon exercise of options with fixed exercise prices or settlement of deferred stock units with no exercise prices. Each ADS represents the right to receive two ordinary shares.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities to be offered from stock splits, stock dividends or similar transactions.
(3)	Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low reported prices of the ADSs of the Registrant representing the right to receive 0.5271 Ordinary Shares quoted on the NASDAQ Global Market on May 5, 2008.
(4)	Estimated solely for the purpose of determining the registration fee pursuant to the provision of Rule 457(h) under the Securities Act of 1933, as amended, and based on the exercise price of options with fixed exercise prices.

EXPLANATORY NOTE

The Section 10(a) prospectus being delivered by Evotec AG (the “Registrant”) to participants in the Renovis’s Amended and Restated 2003 Equity Incentive Plan, Amended and Restated 2003 Stock Plan, Amended and Restated 2005 Employment Commencement Incentive Plan, and 2007 Employment Commencement Incentive Plan (collectively, the “Plans”) as required by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), has been prepared in accordance with the requirements of Form S-8 and relates to Ordinary Shares, no par value (that may be delivered in the form of the American Depositary Shares (“ADSs”) representing the right to receive Ordinary Shares) issuable under the Plans. The information of the Plans required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Registrant as required by Rule 428 under the Securities Act. The Registrant shall provide to participants in the Plans a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

Not required to be filed in this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Registrant’s Registration Statement on Form F-4/A (File No. 333-148488); and

(b)	The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-34041), including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered pursuant to this Registration Statement have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the issuance of the Ordinary Shares registered under this Registration Statement has been passed upon for the Registrant by Freshfields Bruckhaus Deringer.

Item 6.	Indemnification of Directors and Officers.

Incorporated by reference from the section entitled “Indemnification of Officers and Directors” of the Registrant’s Registration Statement on Form F-4/A, filed on March 21, 2008 (File No. 333-148488).

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Index of Exhibits immediately following the signatures to this Registration Statement is incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d)

of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamburg, Germany on May 6, 2008.

EVOTEC AG

By:	/s/ Jörn Aldag
Jörn Aldag
President & Chief Executive Officer and Member of the Management Board

By:	/s/ Klaus Maleck
Klaus Maleck
Chief Financial Officer and Member of the Management Board

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Klaus Maleck and Christian von Spiegal and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Evotec AG, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jörn Aldag	President & Chief Executive Officer (Principal Executive Officer)	May 6, 2008
Jörn Aldag

/s/ Klaus Maleck	Chief Financial Officer (Principal Financial Officer)	May 6, 2008
Klaus Maleck

/s/ Jörn Aldag	Member of Management Board	May 6, 2008
Jörn Aldag

/s/ Klaus Maleck	Member of Management Board	May 6, 2008
Klaus Maleck

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the undersigned on this 6th day of May, 2008.

By:	/s/ Cony d’ Cruz
Name:	Cony d’Cruz
Title:	Senior Vice President of Business Development Evotec AG
Authorized Representative in the United States

INDEX OF EXHIBITS

Exhibit Number	Description
4.1	Articles of Association of Evotec AG as amended and restated as of August 15, 2007 (English translation) (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 4-/A (File No. 333-148488).

4.2	Specimen certificate representing ordinary shares of Evotec AG (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 4-/A (File No. 333-148488)).

4.3	Form of Deposit Agreement among Evotec AG, JPMorgan Chase Bank, N.A. and holders and beneficial owners of American Depositary Shares (incorporated by reference to Exhibit 99.A to the Registrant’s Registration Statement on Form F-6) (File No. 333-148604)).

4.4	Form of American Depositary Receipt (included in Exhibit 4.3).

5.1*	Opinion of Freshfields Bruckhaus Deringer as to the legality of the Ordinary Shares being registered.

23.1*	Consent of Freshfields Bruckhaus Deringer included in Exhibit 5.1.

23.2*	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft.

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

99.1	Renovis, Inc. Amended and Restated 2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to Renovis, Inc.’s Registration Statement on Form S-1 filed on October 17, 2003 (SEC File No. 333-109806)).

99.2	Renovis, Inc. Amended and Restated 2003 Stock Plan (incorporated by reference to Exhibit 10.3 to Renovis, Inc.’s Registration Statement on Form S-8 filed on January 22, 2007 (File No. 333-140136)).

99.3	Renovis, Inc. Amended and Restated 2005 Employment Commencement Incentive Plan (incorporated by reference to Exhibit 10.31 to Renovis, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 15, 2007 (File No. 000-50564)).

99.4	Renovis, Inc. 2007 Employment Commencement Incentive Plan (incorporated by reference to Exhibit 10.2 to Renovis, Inc.’s Current Report on Form 8-K filed on January 4, 2007 (File No. 000-50564)).

*	Filed herewith